Exhibit  10.1


                         PURCHASING  AND  LICENSING  AGREEMENT

                                         BETWEEN

                         ISLAND  CRITICAL  CARE  CORPORATION

                                          AND

                                  MASIMO  CORPORATION

                                 DATED  MAY  5,  1998



                                       EXHIBITS
Exhibit  A.  MASIMO  SET  Definition
Exhibit  B.  Trademarks,  Legend,  Logos
Exhibit  C.  List  of  Patents  and  Patent  Applications
Exhibit  D.  Price  of  Products
Exh1oit  E.  Specifications  for  Products
Exh1oit  F.  End-User  License  Agreement


                     PURCHASING  AND  LICENSING  AGREEMENT
THIS PURCHASING AND LICENSING AGREEMENT ("Agreement") is made and entered into as of this 5th day of May, 1998, by and between ISLAND CRITICAL CARE CORPORATION a Canadian corporation ("ICC"), having a principal place of business at 100-10 Camelot Drive, Nepean, Ontario, Canada K2G 5X8 and MASIMO CORPORATION, a Delaware corporation ("MASIMO"), having a principal place of business at 2852 Kelvin Avenue, Irvine, California 92614 with reference to the following:

RECITALS:
---------

A. MASIMO has developed a new technology known as Signal Extraction Technology ("MASIMO SET" as defined in EXHIBIT A) MASIMO SET incorporates circuitry and software which, among other things, acquires and detects signals generated by red and infrared LEDs, and which is designed to extract arterial oxygen saturation and pulse rate values from such signals.

B. ICC is a manufacturer of medical equipment and desires to incorporate MASIMO SET for SpO2 Measurement into its medical equipment for distribution by ICC throughout the world.

C. MASIMO has acquired substantial Know-How (as defined below) in extracting signals from signals contaminated by noise.

D. MASIMO has acquired and expects to continue to acquire a reputation for excellence, and its Trademark has and will continue to acquire valuable goodwill.

NOW, therefore, in consideration of the premises and the mutual covenants hereinafter set forth, ICC and MASIMO hereby agree as follows:

1. DEFINITIONS.  As used in this Agreement, the following terms, whether used in
   ------------
the  singular  or  the  plural  shall  have  the  following  meaning:

1.1 Accessory means cables (including, but not limited to the MASIMO PC08 and PC12, 8 ft. and 12 ft. patient cables) or any other accessory manufactured by MASIMO and used with any of the SpO2 Sensors or Licensed Devices.

1.2  Distributor  means  a  party  that markets Licensed Devices to End-Users on
     -----------
behalf of ICC or a customer of ICC that buys Licensed Devices from ICC, private labels such devices, and markets such Licensed Devices to End-Users.

1.3  End User is a direct user of Licensed Devices in a clinical environment for
     --------
medical diagnostic purposes on patients (OEMs and medical equipment manufacturers are excluded).

1.4 Improvement means any invention, adaptation, modification or change relating
    -----------
to  MASIMO  Technology.

1.5 Licensed Devices means ICC's completed patient monitor devices incorporating
    ----------------
MS Boards to provide one or more of the following results when combined with an SpO2 Sensor:
     (i) arterial blood oxygen saturation (using MS Boards to account for Hb and HbO2 only); (ii) pulse rate and/or plethysgmographic waveforms. Licensed Devices shall not include any methods or devices other than the MS Boards for accounting for Hb and HbO2 in arterial blood oxygen saturation. Licensed
Devices specifically excludes all Fetal Oximetry applications and venous oxygen saturation applications.

1.6  Licensed  Trademarks  means  the  MASIMO  SET  product designation and word
     --------------------
mark(s)  set  forth  on  Exhibit  B.

1.7 MASIMO Confidential Informationmeans information and proprietary material of
    -------------------------------
MASIMO disclosed to ICC and includes, but is not limited to, the following types of information and other information of a similar nature: ideas, concepts, materials, techniques, models, data, designs, documentation, flow charts, budgets, projections, forecasts, marketing and development plans, the Masimo Technology, the Software, communication protocols, and testing procedures.

1.8  MASIMO  Technology  means  technical  information,  inventions,  concepts,
     ------------------
techniques, products, components, concepts, trade secrets, know-how, techniques, designs, processes, communications protocols, the Software, whether patentable or not, patent applications, copyright applications, the Patent Rights, and copyrights and all other intellectual property rights relating to MASIMO SET alone or incorporated in MS Boards, SpO2 Sensors, Improvements and related documentation generated prior to or pursuant to this Agreement.

1.9  MS  Board  means MASIMO's standard circuit board or chip set which contains
     ---------
MASIMO SET and algorithms necessary to process the information transmitted from the SpO2 Sensor and convert it into SpO2 Measurements.

1.10  Party  means  ICC  or  MASIMO;  Parties  means  ICC  and  MASIMO.
      -----

1.11  Patent  Right means all patents owned by MASIMO on technology developed by
      -------------
MASIMO which cover SpO2 Measurement in Licensed Devices. The present patent numbers and patent application are set forth on Exh1"bit C to this Agreement.

1.12  Products  are  MS  Boards,  SpO2  Sensors  and  Accessories.
      --------

1.13  Purchase  Orders  has  the  meaning  set  forth  in Section 4.1 ("Purchase
      ----------------
Orders").

1.14 Software means any and all computer/instrument software and/or firmware developed by MASIMO that is used or useful in connection with MASTh.10 Technology.

1.15  SpO2  Measurements  means  noninvasive  measurement  of  arterial  oxygen
      ------------------
saturation (in any embodiment that accounts for at least Hb and HbOz) and/or pulse rate from neonate, pediatric and adult subjects (excludes fetal measurement and venous oxygen saturation).

1.16  SpO2 Sensor means reusable and disposable MASIMO standard adult, pediatric
      -----------
or neonatal sensors for use with making SpO2 Measurements. Standard SpO2 Sensors currently manufactured by MASIMO have the following model numbers:

     LNOP  .Neo-pt;     Disposable  Neonatal  Sensor  (pre-  Term)
     LNOP  .Neo;        Disposable  Neonatal  Sensor
     LNOP  .Adt;        Disposable  Adult  Sensor
     LNOP  .Pdt         Disposable  Pediatric/Slender  Digit  Sensor
     LNOP  .DC1;        Reusable  Adult/Pediatric  Digit  Clip  Sensor

MASIMO intends to produce additional standard models of the SpO2 Sensors. As MASIMO produces such additional models, the Parties agree to negotiate in go,Dd faith their inclusion in this agreement.

1.17  ICC  Confidential  Information  means information and proprietary material
           -------------------------
designated by ICC as Confidential Information and which MASIMO may obtain as a result of MASIMO's relationship with ICC or access to its premises. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature: ideas, concepts, materials, techniques, models, data, designs, documentation, flow charts, budgets" projections, forecasts, marketing and development plans, communication protocols and testing procedures.

1.18  Subsidiary  means  any  majority  owned or wholly owned subsidiary, or any
      ----------
entity  over  which  a  Party  has  control.

2.  Licenses  Granted
  -------------------

2.1  Licenses  Granted  to  Licensee.

     2.1.1 MASIMO grants to ICC a personal, non-transferable, and non-exclusive worldwide license to incorporate the MS Boards into the Licensed Devices, to demonstrate Licensed Devices, and to distribute Licensed Devices to End-Users and Distr1"butors. This license includes the right to ICC to have the Licensed Devices manufactured by a third party for ICC; however, such Licensed Devices may only be supplied to the marketplace with ICC's or ICC's Distributors' private label and logo exclusively and distributed exclusively through ICC's or its Distr1"butors' distribution channels. In addition, a third party making Licensed Devices for ICC may not also be a Distributor.

     2.1.2 ICC agrees that it will not reproduce or disclose to any third party any portion of the Software and that it may transfer copies of the Software in object code form only, and only in conjunction with a transfer of a Licensed Device to End Users and Distr1"butors. ICC agrees to include a copy of the End-User License Agreement attached hereto as Exh1"bit F with all Licensed Devices, and agrees that it will require all Distr1"butors to include a copy of the End-User License Agreement attached as Exh1"bit F with the transfer of Licensed Devices to End Users. If ICC enters a signed agreement with an End User or Distr1"butor, ICC also agrees to attach the End-User License Agreement as an exhibit and include the following clause or a substantially similar clause in the signed agreement:

     The end-user agrees to comply with the terms of the attached License Agreement. MASIMO is a beneficiary of this agreement between ICC and the end-user, and has a right to enforce the provisions of the License Agreement.

     2.1.3  MASIMO  retains  all  rights,  title,  and  interest  in  the Masimo
Technology and Improvements, including, without limitation, all patents, copyright, trade secret, and any other intellectual property and proprietary rights. Nothing in this Agreement should be construed as a sale of the Software or any copy of the Software.

     2.1.4 ICC agrees that the Masimo Technology contains trade secrets and proprietary information belonging to MASIMO. ICC agrees to maintain the confidential nature of such trade secrets and proprietary information and agrees not to use, print, copy, provide, or otherwise make available, in whole or in part, any portion of the Software or related materials except in accordance with this Agreement. ICC will not be provided access to source code for MASIMO Technology. ICC agrees not to attempt to decipher, decompile, or modify the Software or develop source code for the Software or allow others to do so.

2.2  Limitation  of  Licenses  Granted
     ---------------------------------

     2.2.1 No license is granted under this Agreement with respect to the MS Boards and Masimo Technology other than as integrated parts of the Licensed Devices. ICC shall not have the right to manufacture MS Boards, SpO2 Sensors or Accessories or any circuitry or software that performs the functions of the MS Boards for the Licensed Devices.

     2.2.2 Except for a transfer of Licensed Devices to End Users and Distributors accompanied by the End-User License Agreement, no right to grant sublicenses is granted under this Agreement.

     2.2.3 Nothing in this Agreement shall be construed to grant any rights to ICC in fetal oximetry, venous oximetry or any other application of MASIMO SET other than the use of Licensed Devices to make SpO2 Measurements, and nothing in this Agreement shall be construed to grant any rights to ICC to distribute or otherwise market MS Boards or MASIMO SET separate from Licensed Devices.

2.3  Trademarks,  Legends  and  Logos.
     ---------------------------------

     2.3.1  No Implied License ICC agrees to include the following legend on the
            ------------------
exterior  of  Licensed  Devices:

     NO  IMPLIED  LICENSE
     --------------------
     Possession or purchase of this device does not convey any express or implied license to use the device with replacement parts which would, alone, or in combination with this device, fall within the scope of one or more of the patents relating to this device.

Initial quantities of labels containing this legend are available from MASIMO upon request.

     2.3.2  Grant  by Masimo MASIMO hereby grants to ICC a non-exclusive license
            ----------------
to use the Licensed Trademarks with the Licensed Devices for identification purpose and for publicity and promotional purposes when it is advertising one of its Licensed Devices.

     2.3.3  Quality  Control  In order for ICC to maintain its trademark license
            ----------------
hereunder, ICC agrees that the Licensed Devices bearing the Licensed Trademark shall be of a high standard of quality, at least as high as ICC's historical products, so as to protect and enhance the goodwill pertaining to the MS Boards and SpO2 Sensors. MASIMO has the right to inspect the manufacturing and distribution points of ICC for the Licensed Devices, at any reasonable time, to ensure the ongoing quality of the Licensed Devices. Should MASIMO at any time determine that the quality of any Licensed Device does not adhere to MASIMO's quality standards, MASIMO will provide written notice to ICC. ICC shall have three months from such notice to bring the quality of such Licensed Device up to standard or to cease any further use of the Licensed Trademark in connection with the promotion or sale of such Licensed Device until MASIMO has indicated that it is satisfied that the deficiencies in quality of the Licensed Device have been corrected.

     2.3.4  Trademark  Marking. ICC agrees  that it shall use the MASIMO Product
            -------------------
Designation set forth in Exhibit B on all Licensed Devices standing independently on the front or face of the unit in a plainly visible site. Prior to any such use, ICC shall obtain consent from MASIMO as to the use and location of the Licensed Trademark, which consent shall not unreasonably be withheld.

     2.3.5 Advertising. All advertising for Licensed Devices must include one or more of the Licensed Trademarks. Prior to any use or publication, all advertising copy shall be forwarded to MASIMO for its approval. which approval shall not be unreasonably withheld.

     2.3.6 The Licensed Trademarks may not be used on or in reference to any products other than Licensed Devices.

     2.3.7 Except for the ICC trademark and/or trade names, the Licensed Trademarks may not be used in direct combination with other trade names, trademarks or symbols. Moreover, the trade names, trademarks, or symbols of one patty may not be used in any way which may suggest that one party is a division, affiliate, or subsidiary of the other party.

     2.3.8 ICC acknowledges the validity and exclusive ownership of the Licensed Trademarks by MASIMO. ICC agrees not to use the Licensed Trademarks in any way which might endanger MASIMO's rights in and ownership of the Licensed Trademarks.

     2.3.9  Patent Marking. ICC agrees to mark each Licensed Device manufactured
            ---------------
or sold by it in accordance with the Statutes of the United States relating to marking of patented articles. MASIMO will, from time to time, update its patent numbers for ICC as patents issue. When MASIMO updates its patent numbers, ICC's obligation to update its product marking shall occur upon the earlier of the exhaustion of labels for Licensed Devices bearing the current patent numbers or one year from the update by MASIMO. Initial Patent marking is shown in Exhibit B.

3.  ICC  COMMTTMENTS/LICENSE  FEE
    -----------------------------

     3.1  ICC  agrees  to  purchase  all  Products  from  MASIMO.

     3.2 ICC agrees that it will not sell or otherwise market SpO2 Sensors or Accessories to any person or entity who currently has or subsequently enters into an agreement with MASIMO.

     3.3  Best Efforts ICC agrees to use its best efforts to make MASIMO SET its
          ------------
primary pulse oximetry technology, including, but not limited to integrating MASIMO SET into its products which include SpO2 Measurement and by promoting the sale of such Licensed Devices over devices for SpO2 Measurement which do not incorporate MASIM O SET.

     3.4  Integration  Commitment  ICC  agrees that Licensed Devices exclusively
          -----------------------
containing MASIMO SET for arterial oxygen saturation measurements will constitute at least eighty percent (80%) of ICC's annual shipments of products which provide arterial oxygen saturation measurements beginning in year three of this Agreement and beyond. In addition, ICC; agrees to exclusively integrate Masimo Technology in 100% of its future instruments which include SpO2 Measurement. The requirements of this paragraph are collectively referred to as the "Integration Commitment".

     3.5  Sensor Commitment ICC agrees that it will not sell or otherwise market
          -----------------
any products for SpO2 Measurement with License Devices except SpO2 Sensors and Accessories purchased from MASIMO. Furthermore, ICC agrees to use its best efforts to sell SpO2 Sensors only into ICC Licensed Device installations and only for use on instruments with ICC's label.

     3.6  Product  Lines Prior to the launch of each Licensed Device, ICC agrees
          --------------
to inform MASIMO of a description and model number of the product, and agrees to provide MASIMO with all customer product literature and technical specifications on each Licensed Device.

     3.7  Engineering  Support  MASIMO  will  provide  customary  and reasonable
          --------------------
integration support without charge, at Masimo's discretion, for one attempt through Masimo's validation testing, for each Licensed Device. If additional engineering support is required to complete MASIMO'S validation testing, MASIMO, at its discretion, may provide such engiJ1eering support to ICC for the integration of MASIMO SET into Licensed Devices, at a cost of$150.00 per hour It is contemplated that each additional attempt through Masimo's validation testing costs approximately $10,000 in engineering support. All services shall be provided at MASIMO's facility unless travel is required. in which event ICC shall additionally pay for necessary travel expenses even during the first attempt through MASIMO's validation testing.

     3.8 Delivery of ICC systems to MASIMO ICC agrees to deliver free of charge,
         ---------------------------------
one (1) complete system to MASIMO which demonstrates the final integration of the MS Board into each Licensed Device, MASIMO may test and make recommendations for improvements to the Licensed Devices for compliance with the specifications of Exhibit E. MASIMO makes no warranties or representations with respect to this testing. Such Licensed Devices shall remain with MASIMO for further technical assistance and as a demonstration unit. Title to such systems shall transfer to MASIMO.

3.9  License Fee. ICC shall pay a license fee to MASIMO in the amount of $25,000
     ------------
payable  upon  execution  of  this  Agreement.

3.10  Training.  ICC  agrees  to allow Masimo to support ICC's sales training on
      ---------
MASIMO SET, with appropriate prior notice and mutual agreement of the Parties to the training agenda and time requirements.

     3.11  Quarterly  Accounting.  ICC agrees to provide MASIMO with a Quarterly
           ----------------------
Accounting of total pulse oximetry product shipments, its shipments containing MASIMO MS Boards exclusively and other shipments containing other means of providing pulse oximetry, and its shipments of SpO2 Sensors.

4.  PURCHASE  AND  SALE
    -------------------

     4.1 Purchase Order During the term of this Agreement and in accordance with
         --------------
its provisions, the purchase and sale of Products between the Parties shall be made by means of purchase orders placed by ICC or its designee to MASIMO ("Purchase Orders"). The minimum quantity of Products that may be purchased on a Purchase Order is 50 units of a cable-part number ( e.g., PC08) or a reusable sensor (e.g., LNOP.DC1) or MS Boards or 500 units of a disposable sensor (e.g., LNOP.Neo). Purchase Orders and change orders may be placed by facsimile or mail. A Purchase Order issued before normal expiration of this Agreement may provide for delivery for a period of up to ninety (90) days following normal expiration of this Agreement and all terms and conditions of this Agreement shall govern. No Purchase Order must be accepted by MASIMO after the expiration or the termination of this Agreement. Any Purchase Order issued for any firm commitment or purchase hereunder shall be non-cancelable, and ICC shall be responsible for taking deliveries of and paying for all Products set forth in such Purchase Order.

     4.2  Confirmation.  MASIMO  will  notify  ICC of receipt of Purchase Orders
          -------------
within five (5) working days after receipt Confirmation of receipt and acceptance by MASIMO may be by facsimile or mail.

     4.3 Contents. All Purchase Orders submitted by ICC shall state the following: (i) price, (ii) the quantities ordered, (iii) the requested delivery dates, (iv) destination, (v) requested method of shipment, (vi) model number of the Products and (vii) intended regional destination ordered SpO2 Sensors, in accordance with the terms and conditions hereof. Any language on the Purchase Order of ICC or acknowledging form of MASIMO which is inconsistent with any term or provision hereof shall be void and without any force or effect.

     4.4  Initial  Commitment.  The  first Purchase Order submitted by ICC, will
          --------------------
include firm quantities for the first six (6) months of shipment which are contemplated to begin in October, 1998.

     4.5  Ongoing  Purchase  Orders.  After  the  initial  Purchase Order, ICC's
          --------------------------
Purchase Orders issued to MASIMO calling for delivery in ninety (90) days or less are non-cancelable. Purchase Orders to MASIMO calling for delivery in more than 90 days shall be alterable and cancelable by ICC up until ninety days prior to the shipment date, after which such Purchase Orders become binding.

     4.6  Emergency  Orders. Purchase Orders placed by ICC shall not prevent ICC
          ------------------
from placing emergency orders for units of the Products for delivery in less than ninety (90) days. MASIMO agrees to use reasonable efforts to deliver such units of Products on the requested schedule. MASIMO may require a price modification for emergency orders.

5.  PRICES  AND  PAYMENT
    --------------------

     5.1 Price. MASIMO's transfer prices for the Products delivered to ICC in accordance with the terms of this Agreement shall be as set forth on Rxh1n;t n attached hereto. All prices are F .O.B. MASIMO's manufacturing facility or distribution point The transfer price for SpO2 Sensors and Accessories includes packaging and labeling with ICC-supplied artwork and logos complying with MASIMO's Standard Packaging Guidelines. The transfer price does not include custom packaging or labeling for SpO2 Sensors, Accessories or MS Boards. If custom labeling for SpO2 Sensors or Accessories is desired and feasible as determined by Masimo, all costs associated with such labeling will be paid by ICC. Payment by ICC to MASIMO shall be made thirty (30) days following receipt of invoice by ICC.

     5.2  Pricing  Adjustment.  MASIMO shall have the right to adjust prices for
          --------------------
the Products annually, provided that any annual price increase shall be limited to the percentage increase in the prior year's U.S. Consumer Price Index.

     5.3  Currency  Basis.  Prices  for  the  Products  to  ICC shall be in U.S.
          ----------------
Dollars.

     5.4  F.O.B.  Point.  Risk  of  loss  for Products shall pass to ICC, F.O.B.
          --------------
MASIMO's  manufacturing  facility  or distribution point, as selected by MASIMO.

     5.5  Taxes  and  Levies. All payments by ICC to MASIMO under this Agreement
          -------------------
are exclusive of taxes and ICC shall be responsible for paying all taxes, including but not limited to, all sales, use, personal property, customs, duties, assessments, levies and other governmental impositions of any nature.

     5.6  Obsolete  Packaging  Inventory  Should  ICC  request  changes to ICC's
          ------------------------------
current packaging materials for Products (including but not limited to SpO2 Sensor pouches, boxes and directions for use), ICC will reimburse MASIMO for the direct cost of the obsolete packaging materials, up to $20,000, for each occurrence.

6.  DELIVERY
    --------

     6.1 Transportation. The method of transportation and carrier selected shall
         ---------------
be as specified by ICC in its Purchase Orders. Unless otherwise agreed, all transportation charges, including insurance, levies and taxes, shall be paid by ICC.

     6.2  Packaging.  MASIMO  shall  package  the  Products  for  shipment. Each
          ----------
shipment  shall  include  a  packing list containing: (i) Purchase Order number,
(ii) model number of the Products, (iii) quantity, (iv) serial number or lot code of shipped products, and (v) certificates of compliance for the applicable quality assurance tests performed for the Products being shipped.

     6.3  Delivery.  MASIMO  shall use reasonable commercial efforts to fill all
          ---------
Purchase Orders by delivery dates and in the quantities specified by ICC in its Purchase Orders. Notwithstanding the above, MASIMO shall have no obligation to deliver in less than ninety (90) days from confirmation. If a Purchase Order by ICC calls for more than a 25% increase as compared to the previous 3-month average of Products ordered, on a product-by-product basis, MASIMO shall use reasonable commercial efforts to deliver an amount at least equal to the previous three month average within ninety (90) days, and shall use reasonable commercial efforts to ship the remainder within 120 days of receipt of the Purchase Order.

7.  COMPATIBILITY
    -------------

     7.1  Sensor Compatibility. ICC agrees that its Licensed Devices will not be
          ---------------------
configured to operate with oximetry sensors other than Masimo SpO2 Sensors specifically authorized by MASIMO for use with Licensed Devices of ICC.

     7.2  Instrument Compatibility.  ICC agrees that it will not market oximetry
          -------------------------
instrument(s),  or  any  other  device(s)  or  accessory(ies),  except  Licensed
Devices,  that  operate  with  or  are  compatible with any MASIMO SpO2 Sensors.

     7.3  Entire Board. ICC agrees that by incorporating the MS Board and MASIMO
          -------------
SET into its Licensed Devices that it will use the MS Board for its full functionality of pulse oximetry and that it will not modify the functionality of the MS Board. ICC agrees that it will accept all future upgrades or changes to products as long as the upgrades or changes remain compatible with previous versions in connections and functionality and the upgrades do not increase the transfer price.

     7.4  MASIMO  Probes.  ICC agrees that the MS Boards are designed to be used
          ---------------
with SpO2 Sensors only, and that if ICC uses sensors by other manufactures that the MS Board may yield different results. Accordingly, MASIMO SET will be enabled for SpO2 Sensors only. ICC agrees to use its best efforts to provide that its customers not use SpO2 Sensors with technology other than MS Boards in Licensed Devices. ICC agrees not to configure or to instruct others how to configure any devices other than Licensed Devices to be used in connection with SpO2 Sensors.

8.  INSPECTION  AND  ACCEPTANCE
    ---------------------------

     8.1  MASIMO  Inspection.  MASIMO  shall  provide and maintain an inspection
          -------------------
procedure and quality assurance program for the Products and its production processes. Complete records of all inspection and quality assurance work done by MASIMO shall be made available to ICC upon its request at reasonable times during the term of this Agreement

     8.2  TCC  Inspection
          ---------------

     8.2.1 ICC may inspect the Products upon receipt Products which fail (as defined only as a failure under statistical lot sampling standard ANSI/ASQC Zl.4:1993 AQL 1.0, General Inspection Level 1). Any of the Products or lots of Products ("Lot") which materially fail to meet the specifications set forth in Exhibit E may be rejected by ICC and returned to MASIMO for replacement Prior to returning any Products to MASIMO, ICC shall notify MASIMO by facsimile that ICC has rejected the Products, inclusive of the reason or basis of such rejection. Within five (5) working days of the receipt of the notification, MASIMO will issue a "Return to Vendor" ("RTV") number to ICC by facsimile, which RTV number will be ICC's authorization to return the Products.

     8.2.2 ICC shall promptly notify MASIMO of any incoming Lot failure. Products which do not conform to MASIMO's specifications shall be returned by ICC to MASIMO freight collect and insured for full replacement value. Within twenty (20) days after the date of receipt of the nonconforming Products by MASIMO, replacement Product will be shipped to ICC at MASIMO's expense. Should MASIMO fail to replace rejected Products by shipping conforming Products to ICC within thirty (30) days of its receipt of the nonconforming Products, ICC shall have the option to cancel without cost or liability the purchase of such Products and receive, at ICC's option, a credit or rebate if payment has been made. ICC shall pay freight charges, insurance and other1customary charges for transportation for improperly rejected Products.

     8.2.3 All costs to replace including transportation with respect to the defective Products shall be the sole responsibility of MASIMO.

     8.2.4 If ICC attempts to correct deficiencies to the Products purchased under this Agreement without prior written authorization from MASIMO, then MASIMO shall have no further obligations with respect to such Products.

     8.3  Nonconforming  Acceptance. ICC may choose to accept the Products which
          --------------------------
fail to conform in a minor aspect to the specifications established by this Agreement without prejudice to its right to reject nonconforming items in the future. If ICC so chooses, ICC will notify MASIMO of its intent to accept nonconforming items. However, MASIMO accepts no responsibility for nonconforming items accepted by ICC.

9.  CONFIDENTIALITY
    ---------------

     9.1  MASIMO's  Confidential  Information.  ICC  shall  not  use  MASIMO's
          ------------------------------------
Confidential Information for any purpose other than performance of this Agreement or the maintenance or repair of the Products in accordance with this Agreement ICC shall not disclose MASIMO's Confidential Information to any third party without the prior written consent of MASIMO.

     9.2  ICC's Confidential Information. Except as otherwise expressly provided
          -------------------------------
in this Agreement, MASIMO shall not use ICC's Confidential Information for any purpose other than performance of this Agreement, without the prior written consent of ICC. MASIMO shall not disclose ICC's Confidential Information to any third party without the prior written consent of ICC.

     9.3  Confidentiality  Exemptions. Neither party's obligations under Section
          ----------------------------
9.2  shall  not  apply  to  information  that:

     9.3.1  prior  to  the  transmittal  was  of  general  public  knowledge;

     9.3.2 becomes a matter of general public knowledge otherwise than as a consequence of a breach under this Agreement;

     9.3.3 is rightfully communicated to the party free of any obligation of confidence subsequent to the time of communication thereof;

     9.3.4  is  made  public  by  the  Party  claiming  confidentiality  or

     9.3.5 is required to be disclosed by applicable law; provided however, that the Party who may be required to disclose such information shall notify the other Party in sufficient time for the owner of such Confidential Information to file the appropriate documents with the court to obtain a protective order to enforce the confidentiality requirements of this Agreement;

     9.3.6 information which the receiving Party can establish by competent proof was in its possession at the time of disclosure by the disclosing Party and was not acquired, directly or indirectly, from the disclosing Party; or

     9.3.7 information which is received from a third party; provided, however, that the receiving Party has no reason to know such information was obtained by said third party, directly or indirectly, from the other Party under a nondisclosure agreement.

     9.4 Injunctive Relief. The Parties acknowledge that (a) the covenants set forth in this Article 9 ("CONFIDENTIALITY") are essential elements of this Agreement and that, but for the agreement of the parties to comply with such covenants, the Parties would not have entered Agreement; (b ) neither party will have any adequate remedy at law if the other party violates the tem1S of this
Article 9 ("CONFIDEN11ALI1Y"); and ( c) each party shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction temporary, preliminary and permanent injunctive relief to restrain any breach, threatened breach, or otherwise to specifically enforce any, of the covenants in this Article 9 ("CONFIDENTIALI1Y") if the other party fails to perform any of such covenants under this Article 9 ("CONFillEN11ALITY").

     9.5  Press  Release.  MASIMO  and  ICC agree to issue a joint press release
          ---------------
announcing the existence and general content of the Agreement upon completion of this Agreement. Except for the press release, neither Party shall, without the other's prior written approval, disclose any terms of this Agreement. This provision shall not be interpreted to bar either Party from making any disclosure required of it by law, but if such disclosure includes the tem1S or provisions of this Agreement, then the other Party shall be given the opportunity to review the disclosure prior to its release.

10.  PROPRIETARY  RIGHTS
     -------------------

     10.1  MASIMO  Inventions and Improvements.Any Improvement made by ICC, made
           ------------------------------------
jointly by ICC and MASIMO, or made solely by MASIMO shall be the sole property of MASIMO, and MASIMO has the right to apply for copyrights, patents (including utility and design patents), or other protection for intellectual property rights anywhere in the world under its own name and at its own expense. If such invention or Improvement is owned by MASIMO and is applicable to the MS Boards for SpO2 Measurement, SpO2 Sensors or Accessories, and if ICC has, and continues to meet the Integration Commitment and its obligations under Section 3.3 ("Best Efforts"), MASIMO will grant ICC, without additional compensation, a non-exclusive, non-transferable license to use such Improvement to incorporate the MS Boards having the Improvement into the Licensed Devices, to demonstrate Licensed Devices and to distribute Licensed Devices to End Users and Distributors.

     10.2 ICC Inventions. Subject to the license rights granted to ICC herein, MASIMO retains all right, title and interest in and to Masimo Technology and all Improvements. If ICC makes any Improvement, ICC shall, and hereby does, transfer all right, title and interest in and to all such Improvements, whether or not they have application to MASIMO. ICC agrees that it shall promptly notify MASIMO of any Improvement and disclose such Improvement in detail. ICC agrees that it shall take all actions and execute all documents, at MASIMO's expense and as MASIMO may reasonably request, to effectuate the acknowledgment of MASIMO's ownership contained herein and the vesting in MASIMO of complete and exclusive ownership of any Improvement. ICC shall, at MASIMO's expense, secure, maintain and defend for MASIMO's benefit all rights therein, including the right to submit any patent, copyright or trademark application or registration.

11.  WARRANTY
     --------

     11.1  MASIMO  Warrant
           ---------------

     11.1.1 MASIMO warrants the MS Boards supplied by MASIMO to ICC under normal use and care for a period of twelve (12) months following receipt by ICC to be free from defects in workmanship or material and to be in material conformity with MASIMO's specifications. Masimo bears all replacement costs if MASIMO reasonably determines that the unit must be replaced under this Warranty. Units returned to MASIMO for warranty repairs shall be shipped to MASIMO freight collect according to MASIMO's instruction. Within thirty (30) days of the receipt of MS Boards, MASIMO shall replace or repair such units and shall ship them to ICC's designated return destination freight prepaid. The foregoing warranties extend to the MS Boards returned by ICC's customers.

     11.1.2 MASIMO warrants that for a period of six ( 6) months following receipt by ICC, the re-usable probes LNOP.DC1, the PC08 and PC12 product cables supplied by MASIMO to ICC will be, under normal use and care, free to ICC from any defect in workmanship or material and to be in material conformity with MASIMO's specifications. MASIMO bears all replacement costs under this warranty if MASIMO reasonably determines that the unit must be replaced under this Warranty. Units returned to MASIMO for warranty repairs shall be shipped to MASI;MO freight collect according to MASIMO's instruction. Within thirty (30) days of the receipt of reusable probes MASIMO shall replace or repair such units and shall ship them to ICC's designated return destination freight prepaid. The foregoing warranties extend to the covered items returned by ICC's customers.

     11.1.3 MASIMO warrants that for a period of three (3) months following receipt by ICC, and only on first use, the disposable probes (e.g., LNOP.Neo, LNOP.NeoPt LNOP.Pdt and LNOP.Adt) supplied by MASIMO to ICC hereunder will be, under normal use and care, and only upon first use, free from any defect in workmanship or material and to be in material conformity with MASIMO's specifications therefore. Masimo bears all replacement costs under this warranty if MASIMO reasonably determines that the unit must be replaced under this Warranty. Units returned to MASIMO for warranty repairs shall be shipped to MASIMO freight collect according to MASIMO's instruction. Within thirty (30) days of the receipt of disposable probes, MASIMO shall replace or repair such units and shall ship them to ICC's designated return destination freight prepaid. The foregoing warranties extend to the covered items returned by ICC's customers.

     11.1.4 This warranty does not extend to any unit that has been subject to misuse, neglect or accident; that has been damaged by causes external to the unit; that has been used in violation of MASIMO's instructions; that has been affixed to any nonstandard Accessory attachment; that has been modified, disassembled, or reassembled by anyone other than MASIMO.

     11.2  Limitation  of Liability. Except for the express warranties set forth
           -------------------------
above, Masimo grants no warranties, either express or implied, on the products, including all implied warranties of merchantability and fitness for a particular purpose, and the stated express warranty is in lieu of all liabilities or obligations of Masimo for damages, including, but not limited to, consequential damages occurring out of or in conjunction with the use or performance of such unit of products. In no event shall Masimo be responsible for consequential, incidental, special damages, loss of profit, or expense suffered by the other party in connection with this agreement.

12.  INDEMNIFICATION
     ---------------

     12.1  Notice. Recognizing the objectives of this Agreement, ICC agrees that
           -------
if it knows of or becomes aware of any patents that may be infringed by the manufacture and sale of the Products, it will promptly disclose such information to MASIMO.

     12.2  By  Masimo-Bodily  Injury. MASIMO will defend, indemnify and hold ICC
           --------------------------
harmless against any and all liability, loss, damages, costs or expenses which ICC may hereafter incur, as a result of any injury, illness or death of any person which is caused by any Product, to the extent that such injury, illness or death resulted from (i) MASIMO's design or manufacture of the Masimo Products or (ii) failure of the Masimo Products at the time of shipment to ICC to materially comply with the specification of Exhibit E. MASIMO shall have no liability or responsibility of any kind to ICC under this Section unless ICC (a) promptly notifies MASIMO of such claims, (b) gives MASIMO an adequate opportunity to defend, including complete control of such defense, and (c) provides reasonable assistance to MASIMO, at MASIMO's expense, in connection with the defense and settlement of any such claim. MASIMO shall have no liability for settlements made without MASIMO's express written consent. Should ICC desire to have its own counsel participate in any such action, the cost of such counsel shall be exclusively ICC's.

     12.3  By  Masimo-Infringement.  MASIMO  will defend, indemnify and hold ICC
           ------------------------
harmless against infringement or alleged infringement directly resulting from a standard Products furnished under this Agreement, of any patent, copyright, trademark, trade secret, or any other proprietary right of any third party. MASIMO shall have no liability or responsibility of any kind to ICC under this Section unless ICC (a) promptly notifies MASIMO of such claim, (b)gives MASIMO an adequate opportunity to defend, including complete control of such defense, and ( c ) provides reasonable assistance to MASIMO, at MASIMO's expense, in connection with the defense and settlement of any such claim including, but not limited to, where practical, to modify the Products to make them noninfringing or, where practical, to obtain licenses under such intellectual property rights. MASIMO shall have no liability for settlements made without its express written consent Should ICC desire to have its own counsel participate in any such action, the cost of such counsel shall be exclusively ICC's. MASIMO may, at its sole discretion, modify the particular Product to make it noninfringing, obtain a license to allow the continued use of the Product, or discontinue shipment of the Product to ICC.

     12.4  By  TCC.  ICC will defend, indemnify and hold MASIMO harmless against
           --------
any and all liability, loss, damages, costs or expenses which MASIMO may hereafter incur, as a result of any injury, illness or death of any person which is caused by any Licensed Device, or as a result of infringement or claims of infringement related to the Licensed Devices of any patent, copyright, trademark, trade secret, or any other proprietary right of any third party, to the extent that such injury, illness or death or infringement results from (i) any portion of the Licensed Devices which is supplied to ICC by any person other than MASIMO, (ii) any combination of the Product with items not furnished by MASIMO, (iii) any inadequacy of the labeling or use-manuals for such Licensed Device or SpO2 Sensors (unless such inadequacy consists of inaccurate information supplied by MASIMO), (iv) any act or omission to act of ICC or any party other than MASIMO who designed or manufactured any portion of the Licensed Devices, or (v) any modifications to the Products or MASIMO Technology made by ICC, by others or by MASIMO at ICC's request. ICC shall have no liability or responsibility of any kind to MASIMO under this Section unless MASIMO (a) promptly notifies ICC of such claims, (b) gives ICC an adequate opportunity to defend, including complete control of such defense and (c) provides reasonable assistance to ICC, at ICC's expense, in connection with the defense and settlement of such claim. ICC shall have no liability for settlements made without its express written consent. Should MASIMO desire to have its own counsel participate in any such action, the cost of such counsel shall be exclusively MASIMO's.

     12.5 Notwithstanding the above, MASIMO shall not be liable for any infringement of intellectual property rights of third parties or for any liability, loss, damages, costs or expenses which ICC may incur as a result of any injury, illness or death resulting from (a) modifications to Masimo Technology or the Products made by ICC, by others, or by MASIMO at ICC's request, (b) electrical/electronics, software/firmware, sensors, or product interface not furnished by MASIMO, ( c) combination of the Products with other apparatus not furnished by MASIMO, ( d) use of products or components not supplied by MASIMO, ( e) use of MASIMO technology and Products not permitted by the License granted herein, (f) the combination of Masimo Technology with other technology not furnished by MASIMO, or (g) for any claims not related directly to Masimo Technology or the MASIMO Products, (h) any alterations or modifications to the Products which are requested by ICC.

     12.6  Patent Defense. ICC agrees that it shall notify MASIMO any claim by a
           ---------------
third party that such third party believes that MASIMO Patents or Patent Rights are invalid. ICC agrees to promptly notify MASIMO of any such claim whether or not such claim is asserted in court by such third party.

     12.6.1 During and after the term of this Agreement, ICC agrees not to challenge the validity of any of the Patent Rights. During the term of this Agreement, ICC agrees to disclose to MASIMO any prior art or any other information that is material to the validity of any Licensed Patent or to the patentability of any pending MASIMO patent application of which ICC is aware.

13.  REGULATORY  COMPLIANCE
     ----------------------

     13.1 ICC shall be solely responsible for identifying and obtaining, at its sole cost and expense, all FDA and United States safety agency approvals and any other agency or regulatory approvals which are required for the development, manufacture or sale of the ICC Products. MASIMO will reasonably cooperate with ICC by providing at no charge to ICC any MASIMO data in its possession that is reasonably required to obtain the regulatory approvals, including but not limited to 51 O(k) application materials submitted by MASIMO for its own products that incorporate MASIMO SET. Disclosure by ICC of any such data shall be subject to the confidentiality provisions of Article 9 ("CONFIDENNALITY").

     13.2 ICC shall be solely responsible, at its sole cost and expenses, (i) for identifying and obtaining any necessary approvals or certifications by any non-U.S. governmental, safety or regulatory entity, including testing or other procedures, for the sale by ICC of ICC Products, (ii) for identifying and complying with any safety precautions, safety markings, labels or consumer notices required for ICC Product sales in any country other then the United States, and (iii) for assessing the appropriateness of the ICC product for any particular Customer application. MASIMO will cooperate with ICC by providing any data in its possession that is reasonably required to obtain such approvals or certifications. Disclosure by ICC of any such data to any third party shall be subject to the confidentiality provisions of Article 9 ("CONFIDENNALITY").

     13.3 In the event of any recall of any product incorporating Products, the parties shall cooperate to the extent reasonably necessary to conduct such recall in accordance with ICC's policies and procedures.

     13.4 Regardless of any disclosure to MASIMO by ICC of an ultimate destination of the Licensed Devices or the Software, ICC shall not transfer or re-export, whether directly or indirectly, the Software, the Products or Licensed Devices containing the Software, the related documentation, or other related proprietary information to anyone outside the U .S. as to which export may be in violation of the United States Export Laws or regulations without first obtaining the appropriate license from the U.S. Department of Commerce and/or any agency or department of the U.S. government, as required.

14.  INCIDENT  REPORTING
     -------------------

     14.1  MASIMO  REPORTING.  MASIMO  represents and warrants that all Products
           ------------------
manufactured and sold to ICC pursuant to this Agreement shall be manufactured materially in conformance with all applicable requirements of the FDA and in accordance with all United States federal, state and local statutes, ordinances and regulations, including, but not lin1ited to, the Federal Food, Drug and Cosmetic Act (21 U.S.C. 301 at seq.).

     14.2  ICC  Reporting.  ICC represents that in addition to being responsible
           ---------------
for all regulatory approvals that should any incidents of failure of the Products or injury be reported to ICC that it will promptly (i.e., within two
(2) business days) notify MASIMO of any such field performance problems or deficiencies.

     14.3 Recall. If for any reason MASIMO determines that a recall of Product(s) is (are) necessary, MASIMO shall notify ICC of the possibility of Product recall. If MASIMO notifies ICC that the Product must be recalled, ICC agrees that it shall as expediently as possible issue a recall notice to all, its customers recalling the Products in question. Provided that the Products meet the specifications specified in Exhibit E, MASIMO's liability for a Product recall shall be the repair or replacement of the part that causes the recall. If the Products fail to meet MASIMO's specifications as set forth in Exhibit E, then MASIMO's sole responsibility shall be the cost which it incurs for repairing and/or replacing the Product in question and for the payment of all freight or shipping charges involved with such recall.

15.  TERM  AND  TERMTNATION
     ----------------------

     15.1 Term. This Agreement shall become effective as of the effective date first set forth above, and shall remain in effect for ten (10) years. There;1fter, this Agreement is renewable for one-year periods with mutual consent.

     15.2  Termination  for  Breach.  The  default  by  one  Party on a material
           -------------------------
obligation of such Party under this Agreement shall entitle the other Party to give the Party in default written notice describing such default in detail (including all supporting documentation) and requiring it to remedy such default. If such default is not fully remedied within ninety (90) days after the date of such notice, the notifying Party shall be entitled to, in addition to all other remedies available to such party, terminate this Agreement by a written notice to the defaulting Party.

     15.3  Termination  on Insolvency. Either Party may terminate this Agreement
           ---------------------------
at any time upon or after the f11ing against the other Party by any third party of a petition in bankruptcy or insolvency, or upon or after any adjudication that the other Party is insolvent. or upon or after the filing by the other Party of any petition or answer seeking reorganization. readjustment or arrangement of the business of the other Party under any law relating to bankruptcy or insolvency, ,or upon or after the appointment of a receiver for all or substantially all of the property of the other party of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution of any proceedings for the liquidation or winding up of the other Party's business.

     15.4 Rights Upon Termination. In the event of any valid termination of this
          ------------------------
Agreement under Section 15.2 hereof ("Termination for Breach"), all of ICC's rights under this Agreement shall be terminated. The termination of ICC's rights shall include the termination of any rights of ICC to continue to use MASIMO Technology, even though such technology may have entered the public domain prior to or subsequent to termination. This restraint is agreed to be reasonable as consideration for MASIMO's disclosing know-how to ICC prior to it entering the public domain. No termination shall impact MASIMO's rights to collect for accrued royalties and payment for ordered Product. or either Party's rights to pursue all available remedies in addition to those stated herein.

16.  DISPUTE
     -------

     If any dispute or difference shall arise between the parties concerning the construction of this Agreement or the rights or obligations of either Party, the Parties shall strive to settle the same amicably, but if they are unable to do so within ninety (90) days after such dispute or difference has arisen and any claim or cause of action shall be filed in any court in Orange County, California, U .S.A. MASIMO and ICC each consents to personal jurisdiction in any action brought in the United States District Court for the Central District of California and to service of process upon it in the manner set forth in Section
17.5 ("Notice"). In the event that such action should be brought in a state court, ICC and MASIMO each consents to personal jurisdiction in any action brought in Municipal Court or Superior Court of the State of California in the County of Orange and to service of process upon it -in the manner set forth in
Section  17.5  ("Notice")  of  this  Agreement.

17.  MISCELLANEOUS
     -------------

     17.1  Annual  Review.  The Parties agree to meet annually to review product
           ---------------
development, marketing plans and contract status. Meeting locations will alternate between MASIMO'S and ICC's facilities.

     17.2  Nonassignability.  Except  in  connection  with  the  sale  ofa11  or
           -----------------
substantially all of the assets or business of ICC, ICC may not assign, transfer or sublicense any of the rights or obligations under this Agreement, without the prior written consent of MASIMO. For any successor or assign of lCC that is in the pulse oximetry business, ICC sbal1 promptly notify MASIMO of such successor and such successor shall acquire ICC's interest in this Agreement, unless MASIMO objects to such successor within 30 days of notice. MASIMO may freely assign this Agreement This Agreement will inure to the benefit of and bind each Party's successors and assigns.

     17.3  Failure to Enforce The failure of either Party to enforce at any time
           ------------------
or for any period of time the provisions of this Agreement sbal1 not be construed to be a waiver of such provisions or of the right of such Party to enforce each and every such provision.

     17.4 Governing Law. This Agreement shall be deemed to have been made in the
          --------------
State of California, United States of America, and shall be governed by and construed according to the laws of the State of California.

     17.5  Severability.  In  the  event  that  any  of  the  provisions of this
           ------------
Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect, except where the economic equity of both parties hereto is materially affected by such unenforceability.

     17.6  Notice.  Except  as  either Party may hereafter notify the other with
           -------
respect to itself, the addresses of the Parties for all purposes of this Agreement shall be:

     MASIMO:     MASIMO  CORPORATION
                 2852  Kelvin  Avenue
                 Irvine,  CA  92614
                 Attention:  Chief  Executive  Officer

     ICC:        ISLAND  CRITICAL  CARE  CORPORATION
                 100-10  Camelot  Drive
                 Nepean,  Ontario,  Canada  K2G  5X8
                 Attention:  President

All notices and communications pursuant to this Agreement shall be addressed as set forth above and shall be delivered to the Party for whom intended by band or by postage prepaid, first class, registered or certified mail, return receipt requested. Such notices and recommendations shall be deemed to have been given and delivered as of the date of receipt.

     17.7 Force Majeure. Neither party shall be liable to the other Party hereto
          --------------
for any loss, injury, delay, damages or other casualties suffered or incurred by such other Party due to strikes, riots, storms, fires, acts of God, or war or any other cause beyond the reasonable control of either Party.

     17.8 Headings. Headings to paragraphs and sections of this Agreement are to
          ---------
facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

     17.9 Survival From This Agreement The rights and obligations of the parties
          ----------------------------
hereto under Articles 9-14 of this Agreement shall survive and continue after any expiration or termination of this Agreement and shall bind the Parties and their representatives, successors, heirs and assignees.

     17.10  Exhibits.All  exh1oits  to  which  this  Agreement refers are hereby
          -----------
incorporated  into  and  made  a  part  of  this  Agreement.

     17.11  Entire  Agreement  This  Agreement  constitutes the entire agreement
            -----------------
between ICC and MASI:MO, and there are no other understandings, agreements or representations, express or implied, written or oral, not specified herein. This Agreement may only be amended by express written agreement and signed by authorized representatives of both Parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


MASIMO  CORPORATION                         ISLAND  CRITICAL  CARE  CORPORATION
By:  William  H.  Markle
     -------------------
     William  H.  Markle
Vice President, Business Dev. and Marketing
      BY:
         ------------------------


                                     EXHIBIT  A

                             MASIMO  SET  DEFINATION
                             -----------------------

For the purpose of this agreement, MASIMO SET is defined to include all MASIMO Technology including LNOP, AutoProCal TM, ProCal TM, DST TM, and FST TM Technology. MASIMO SET is further described as follows:

Transducers (sensor/probe), cables and connectors, designed to reduce cost, reduce noise and improve accuracy;

The technique of building a reference generator for calculating substantially a noise or signal reference;

Use of noise reference or signal reference with or without an adaptive filter or correlation canceler to minimize the effect of unwanted noise components (e.g., motion artifacts) from the physiological waveforms (e.g., photo-plethysmographic waveforms);

Use of Saturation Transform: Mapping plethysmographic wave forms into saturation space (e.g., saturation vs. power or probability and/or saturation vs. pulse rate); and/or

Use of Pulse Rate Transform: Mapping plethysmographic wave forms into pulse rate space (e.g., pulse rate versus saturation).

                                      EXHIBIT  B
     I.     MASIMO  SET  PRODUCT  DESIGNATION:
     II.    LICENSED  TRADEMARKS:
        (MASIMO  WILL  PROVIDE  CAMERA  READY  ARTWORK  UPON  REQUEST)
     III.   PATENT  MARKING;


                                      EXHIBIT  C

                      LIST  OF  PATENTS  AND  PATENT  APPLICATIONS
                      --------------------------------------------

Patent/Serial  Number                              Title
---------------------                              -----

1.  U.S.  patent number 5,482,036     "Signal Processing Apparatus and Method"
2.  U.S.  patent application          "Signal  Processing Apparatus and Method"
3.  U.S.  patent number 5,490,505     "Signal  Processing  Apparatus"
4.  U.S.  patent application          "Signal  Processing  Apparatus"
5.  U.S.  patent number 5,632,272     "Signal  Processing  Apparatus"
6.  U.S.  patent application          "Signal  Processing  Apparatus"
7.  U.S.  patent number 5,337,744     "Low  Noise  Finger  Cot  Probe"
8.  U.S.  patent number 5,452,714     "Finger  Cot  Probe"
9.  U.S.  patent number 5,638,818     "Improved  Low  Noise  Optical  Probe  "
10.  U.S.  patent application         "Improved  Low  Noise  Optical  Probe  "
11.  U.S.  patent application         "Manual and Automatic Probe Calibration"
12.  U.S.  patent application         "Manual and Automatic Probe Calibration"
13.  U.S.  patent application         "Low  Noise  Optical  Probes"
14.  U.S.  patent application         "Patient  Cable  Connector  (Design)"
15.  U  .S.  patent application       "Patient  Cable  Connector"
16.  U.S.  patent application         "Patient  Cable  Connector"
17. U .S. patent application          "Improved Signal 'Processing Apparatus and
                                       Method"
18.  U.S. patent application          "Modulation  System"

                                     EXHIBIT  D

                               PRICE  OF  PROUDUCTS
                               --------------------

Price for MS-l Boards: MASIMO's transfer prices to ICC for the MS-1 Boards (including the Masimo MS-3 Boards) delivered in accordance with this Agreement are as follows:

Quantity  Purchased  per  Year                    Unit  Price
Less  Than  1000                                  $375.00
1001-5000                                         $350.00
Greater  than  5000                               $325.00


In the first twelve month period following the first month after ICC places its first Purchase Order for MASIMO Products, the price for MS-1 Boards shall be fixed at $375.00 per unit. For subsequent years, MS-1 Board pricing shall be set at the pricing for the quantity purchased by ICC during the entire preceding year.

Transfer Price for Sensors and Accessories: MASIMO's transfer prices to ICC for the SpO2 Sensors and Accessories delivered in accordance with this Agreement will be as indicated, dependent on the geographical region the products are sold to end-users:


                                                      North America
Product                                    Part#       Europe/ROW          Japan
-------                                    -----       ----------          -----
LNOP.Adt  (Adult  Disposable Probe)        1001           $8.00           $25.00
LNOP.Pdt  (pediatric  Disposable  Probe)   1025           $9.00           $27.50
LNOP.Neo  (Neonatal  Disposable  Probe)    1002          $11.00           $30.00
LNOP.NeoPt  (pre-Term  Neonatal
Disposable  Probe)                         1003          $12.00           $30.00
LNOP.DC-1  (Adult  Re-usable  Probe)       1004         $140.00          $190.00
PC-08  (8 Ft. Patient Cable)               1005          $85.00          $125.00
PC-12 (12 Ft. Patient Cable)               1006          $95.00          $150.00

Initial transfer pricing on all Sensors and Accessories will be at the North American price indicated above with a reconciliation for Japanese shipments paid to Masimo quarterly.

                                                MASIMO  CONFIDENTIAL

                                     EXHIBIT  E

                           SPECIFICATIONS  FOR  PRODUCTS
                           -----------------------------
MS-1 is a complete pulse oximeter, based on Masimo SET, on a circuit board The circuit board interfaces directly to LNOP sensors, driving the LEDs in the sensor to acquire the patient signal, calculates SpO2 and Pulse Rate, and communicate the information off board.

PERFORMANCE  SPECIFICATION:

Range     Saturation  (Spo2):                 1-100%
          Pulse  Rate:                        25-240  BPM  (Beats  Per  Minute)

          Signal  Strength  (SS):             Transmission  (dB)
          >=  0.2%                            >=  -50  dB
          0.02-0.2%                           >=  -100.0  SS  (%)-30.0dB

Accuracy
          Adults
          ------

          SpO2  Range                         70%-100%   0%to  69%
          Accuracy  (+= Std.  Dev.)*          += 2  digits      Unspecified


          Pulse  Rate  Range                  25-240  BPM
          Accuracy  (+= 1  Std.  Dev)*        += 4  BPM

          Neonates
          SpO2  Range                         70%-95%    0% to 69%
          Accuracy (+= 1 Std. Dev.)*          +=3 digits         Unspecified

          Pulse  Rate  Range                  25-240  BPM
          Accuracy  (+= Std.  Dev.)*          += 4  BPM

Note The MS-1 pulse oximeter on meter board is calibrated to read oxyhemoglobin saturation (%SpO2) of functional hemoglobin as compared to a Nellcor N-200 pulse oximeter and/or a CO-Oximeter. Significant levels of dysfunctional hemoglobin (e.g., methemoglobin, carboxyhemoglobin) may affect the accuracy of the instrument. Indocyanine green, methylene blue, and other intra-vascular dyes, depending upon their concentrations, may interfere with the accuracy of the instrument. MS-1 performance will be compromised if there is no arterial blood at the test site due to excessive patient motion (e.g,, squeezing at a pressure close to subject's diastolic blood pressure), ultra low perfusion, excessive electrosurgical interference, or intense environmental illumination

* Testing is based on healthy adult volunteers in induced hypoxia studies with LNOP Adt sensors; during no motion. Testing to verify saturation specification is done against a Nellcor N-200 pulse oximeter and/or a CO-Oximeter. Testing to verify pulse rate specification is done against a Nellcor N-200 pulse oximeter and/or an ECG.

                                 MASIMO  CONFIDENTIAL



                                  MS-1  Hardware:

Power  Consumption                            >  2.3  Watts  (typ)
                                              ------
                                              =  2.5  Watts  (max)

Storage  Environment
            Temperature  Range                -50-100C
            Atmospheric  Pressure             50-113  kPa
Operating  Environment
Temperature  Range                            0-70  C
Relative  humidity                            0-97  %  non-condensing
Atomospheric  Pressure                        68-113  kPa

MTBF          150,000  hours  minimum  (Ground  Benign)
Failure  Coverage                             Single  Fault  Coverage
Plethysmographic  Waveform  Specs


Waveform Type       Range    Resolution             Delay
-----------------  -------  -----------------  -------------------------
Raw Signal          0 to 1  2-(7),2-15,2-(31)  <= 1 sec $2.5 sec <,3 sec
Band Pass Signal   -1 to 1  2-7,2-15,2-31      <=2.5 sec
Autoscaled Signal  -1 to 1  2-(7),2-15,2-31    <=3 sec


LNOP  Sensor  Specifications

Sensor               Description            Typical Heat  Maximum Skin Temp at Site
                                            Dissipation
----------  ------------------------------  ------------  --------------------------
LNOP DC-1   Adult Reusable                         <50mW      <= 41 C @ 37 C Ambient
LNOP Adt    Adult Disposable                       <50mW         <=41 C@37 C Ambient
LNOP Neo    Neonatal Disposable                    <50mW        <=39 C@ 37 C Ambient
LNOP-NeoPt  Neonatal Disposable (Pre-Term)         <50mW        <=39 C@ 37 C Ambient
LNOP Pdt                                           <50mW       <=41 C @ 37 C Ambient
            Pediatric Disposable

                               MASIMO  CONFIDENTIAL
EXHIBIT  F

END  USER  LICENSE  AGREEMENT
-----------------------------
THIS DOCUMENT IS A LEGAL AGREEMENT BETWEEN YOU, THE "PURCHASER", AND ICC. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE ENTIRE PACKAGE, INCLUDING ALL ACCESSORIES, IN THEIR ORIGINAL PACKAGE, WITH YOUR SALES RECEIPT TO ICC FOR A FULL REFUND.

1.     Grant  of  License. In consideration of payment of the license fee, which
       -------------------
is part of the price paid for this product, ICC grants to Purchaser a nonexclusive, nontransferable license, without right to sublicense, to use the copy of the incorporated software/firmware, and documentation in connection with Purchaser's use of the Products for their labeled purpose. ICC reserves all rights  not  expressly  granted  to  Purchaser.
2.     Ownership  of  Software/Firmware.  Title to, ownership of, and all rights
       ---------------------------------
and interests in, any MASIMO software and/or firmware and the documentation, and all copies thereof, remain at all times vested in MASIMO Corporation, licensor to ICC, and they do not pass to Purchaser.
3.     Assignment. Purchaser shall not assign or transfer this License, in whole
       -----------
or  in  part,  by  operation  of  law  or otherwise, without ICC's prior written consent; any attempt without such consent, to assign any rights, duties or obligations arising hereunder shall be void.
4.     Copy  Restrictions.  The  software/firmware  and the accompanying written
       -------------------
materials are copyrighted. Unauthorized copying of the software, including software that has been modified, merged, or included with other software, or other written materials is expressly forbidden. You may be held legally responsible for any copyright infringement that is cause or incurred by your failure to abide by the terms of this license. Nothing in this license provides
any  rights  beyond  those  provided  by  17  U.S.C.   117.
5.     Use  Restriction.  As  the  Purchaser,  you  may  physically transfer the
       -----------------
products from one location to another provided that the software/firmware is not copied. You may not electronically transfer the software/firmware from the products to any other device. You may not disclose, publish, translate, release or distribute copies of the software/firmware or accompanying written materials to others. You may not modify, adapt, translate, reverse engineer, decompile, disassemble, or create derivative works based on the software/firmware. You may not modify, adapt, translate, or create derivative works based on the written materials without the prior written consent of ICC.
6.     Transfer  Restrictions.  The  software/firmware  is  licensed  to  the
       -----------------------
Purchaser, and may not be transferred to anyone, except other end-users, without the prior written consent of ICC. In no event may you transfer, assign, rent, lease, sell, or otherwise dispose of the software/firmware or the products on a temporary basis.
7.     Beneficiary.  Masimo  Corporation  is a Beneficiary of this Agreement and
       ------------
has  the  right  to  enforce  its  provisions.
8.     U.S.  Government  Rights:  If  you  are acquiring software (including the
       -------------------------
related documentation) on behalf of any part of the United State Government, the following provisions apply: the software is deemed to be "commercial software" and "commercial computer software documentation," respectively pursuant to DFAR
Section 227.7202 FAR 12.212, as applicable. Any use, modification, reproduction, release, performance, display or disclosure of the software (including the related documentation) by the U.S. Government or any of its agencies shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this agreement.